UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2011

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Emplo
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey		08638
(Address of Principal Executive Offices)		(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Introductory Note

As previously publicly disclosed, on September 1, 2011, Clark Holdings Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gores Logistics Holdings, LLC (“Gores Logistics”), an affiliate of The Gores Group, LLC, and Gores Logistics Sub, Inc., a wholly owned subsidiary of Gores Logistics (“Merger Sub”). On November 3, 2011, the Company’s stockholders adopted the Merger Agreement at a special meeting held for such purpose and, on November 4, 2011, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub was merged with and into the Company, and the Company, as the surviving corporation in the merger, became a wholly owned subsidiary of Gores Logistics. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each issued and outstanding share of the Company’s common stock, other than treasury shares, shares held by Gores Logistics, Merger Sub or any other direct or indirect wholly owned subsidiary of Gores Logistics or the Company and shares held by stockholders who perfected their appraisal rights in accordance with the General Corporation Law of the State of Delaware, were converted into the right to receive $0.46 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Item 1.02.	Termination of a Material Definitive Agreement.

Simultaneously with the merger, the Company terminated the credit agreement, dated as of March 5, 2010, by and among Cole Taylor Bank and the Company, The Clark Group, Inc., Clark Distribution Systems, Inc., Highway Distribution Systems, Inc., Clark Worldwide Transportation, Inc. and Evergreen Express Lines, Inc. In connection with the termination of the credit agreement, Gores Logistics repaid the balance of the Company’s outstanding loans from Cole Taylor Bank and paid prepayment and success fees to Cole Taylor Bank in the amount of $110,000. The credit agreement had provided for a revolving credit facility of up to $6,000,000, with a $1,000,000 sublimit for letters of credit.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the merger, at the close of business on November 4, 2011, the Company’s common stock ceased trading on the NYSE Amex, LLC (the “NYSE Amex”) and, at the Company’s request, the NYSE Amex filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, or Form 25, to delist the Company’s common stock from the NYSE Amex and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to file with the SEC a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934, or Form 15, whereupon the Company’s reporting obligations under Sections 13 and 15 of the Exchange Act will be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the merger on November 4, 2011, pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock, other than treasury shares, shares held by Gores Logistics, Merger Sub or any other direct or indirect wholly owned subsidiary of Gores Logistics or the Company and shares held by stockholders who perfected their appraisal rights in accordance with the General Corporation Law of the State of Delaware, was converted into the right to receive the Merger Consideration. In addition, pursuant to the Merger Agreement, at the effective time of the merger on November 4, 2011:

•
The Company’s certificate of incorporation, as amended, was amended and restated to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the effective time, except that the name of the company set forth therein became “Clark Holdings Inc.” (the “Amended Certificate of Incorporation”). The Amended Certificate of Incorporation reflects, among other things, changes to reduce the number of shares of common stock the Company is authorized to issue and to remove the authority to issue preferred stock.

•	The bylaws of Merger Sub, as in effect immediately prior to the effective time, became the bylaws of the Company, as the surviving corporation in the merger (the “Amended Bylaws”).

The foregoing descriptions of the Amended Certificate of Incorporation and Amended Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended Certificate of Incorporation and Amended Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

At the effective time of the merger on November 4, 2011, the Company became a wholly owned subsidiary of Gores Logistics, as described in the Introductory Note to this Current Report on Form 8-K, and the composition of the Company’s board of directors and the identity of its executive officers changed as described in Item 5.02 of this Current Report on Form 8-K. The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The aggregate consideration of approximately $5.5 million paid by Gores Logistics in connection with the merger (including the aggregate Merger Consideration and the consideration paid for the in-the-money options under the Company’s then-existing equity incentive plan) was funded through equity financing provided to Gores Logistics by certain investment partnerships affiliated with The Gores Group, LLC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the merger on November 4, 2011, Brian Bowers, Gregory E. Burns, Edward W. Cook, Robert C. LaRose, Maurice Levy and Donald G. McInnes ceased to be directors of the Company and members of any committee of the Company’s board of directors, which cessation was not because of any disagreements with the Company relating to the Company’s operations, policies or practices. In addition, Mr. Burns ceased to be the Company’s chief executive officer and Mr. McInnes ceased to be the Company’s non-executive chairman of the board.

Pursuant to the Merger Agreement, the director of Merger Sub immediately prior to the effective time of the merger, Thomas A. Waldman, became the director of the Company, as the surviving corporation in the merger, at the effective time. In addition, Charles H. Fischer III, the president of The Clark Group, Inc., the Company’s operating subsidiary, became the president of the Company.

As of the effective time of the merger on November 4, 2011, as required by the Merger Agreement, the Company’s 2007 Long-Term Incentive Equity Plan was terminated by the board of directors. Pursuant to the Merger Agreement, each stock option outstanding under the plan was canceled and converted into the right to receive a cash payment in an amount equal to the product of (i) the Merger Consideration less the applicable per-share exercise price of such stock option multiplied by (ii) the number shares of common stock issuable upon exercise of such stock option.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 3, 2011, the Company held a special meeting of stockholders. On October 3, 2011, the record date, 12,032,193 shares of the Company’s common stock were issued and outstanding. The holders of 9,111,341 shares of the Company’s common stock were present at the special meeting, either in person or represented by proxy, constituting a quorum. At the special meeting, the Company’s stockholders considered:

•	a proposal to adopt the Merger Agreement; and

•
a proposal to approve, solely on a non-binding, advisory basis, the “golden parachute” arrangements and compensation for certain of the Company’s named executive officers in connection with the merger.

The stockholders approved the proposal to adopt the Merger Agreement.  The following is a tabulation of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstaining with respect to the proposal and the number of shares subject to broker non-votes with respect to the proposal:
For	Against	Abstain	Broker Nonvote
8,873,580	217,761	20,000	–

The stockholders also approved, solely on a non-binding, advisory basis, the “golden parachute” arrangements and compensation.  The following is a tabulation of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstaining with respect to the proposal and the number of shares subject to broker non-votes with respect to the proposal:
For	Against	Abstain	Broker Nonvote
8,738,425	350,717	22,199	–

Because there were sufficient votes to adopt the Merger Agreement, the proposal to authorize the Company’s board of directors to adjourn the special meeting to a later date or dates to solicit additional proxies was not presented or voted upon.

Item 9.01.	Financial Statement and Exhibits.

(d)           Exhibits:

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2011
CLARK HOLDINGS INC.

By:	/s/ Charles H. Fischer III
Name: Charles H. Fischer III
Title: President

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.